FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Pursuant to Item 5.02(e) of Form 8-K, Telephone and Data Systems, Inc. (“TDS”) is filing this Form 8-K to report the amount of bonuses paid to its named executive officers in 2013 with respect to 2012 performance.

The entire amount of the bonus is discretionary and officers are not entitled to any bonus unless and until paid.

TDS is filing this Current Report on Form 8-K to disclose the amounts of bonuses paid to its named executive officers in 2013 with respect to 2012 performance.  Pursuant to Instruction 4 of Item 5.02, the below named executive officers include the persons who were identified as named executive officers in TDS’ most recent proxy statement filing with the SEC on April 16, 2012.

Pursuant to the foregoing, the following amounts of bonuses were paid to the below named executive officers on March 15, 2013 relating to 2012 performance:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Mary N. Dillon	Scott H. Williamson	David A. Wittwer
Bonus Paid in 2013 for 2012 Performance............................	$ 830,000	$ 485,600	$ 690,000	$ 344,500	$ 349,000

The above shows the entire amount of the bonus paid, whether or not some or all of such bonus has been deferred and whether or not some portion of such amount will be reported as non-equity incentive plan compensation in the 2013 proxy statement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	March 19, 2013

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller